DEC-10-2003 11:12AM FROM-GRANT BROTHERS SALES +006 677 9828 T-222 P 005/005 F-568

DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4201
(775) 684 5708

FILED # C30705-2003

DEC 11 2003

IN THE OFFICE OF
Dean Heller
DEAN HELLER, SECRETARY OF STATE

Articles of Incorporation
(PURSUANT TO NRS 78)

Important: Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	SPECTRE HOLDINGS INC.
2. Resident Agent Name and Street Address: (must be a Nevada address where process may be served)	The Corporation Trust Company of Nevada Name 6100 Neil Road, Suite 500, Reno, NEVADA 89511 Street Address / City / Zip Code Optional Mailing Address / City / State / Zip Code
3. Shares: (number of shares corporation authorized to issue)	Number of shares with par value: 200,000,000 common shares Par value: $$0.001 Number of shares without par value: NONE
4. Names & Addresses of Board of Directors/Trustees: (attach additional page if there is more than 3 directors/trustees)	1. IAN GRANT Name 6-260 EAST ESPLANADE, NORTH VANCOUVER, BC V7L 1A3 Street Address / City / State / Zip Code 2. Name Street Address / City / State / Zip Code 3. Name Street Address / City / State / Zip Code
5. Purpose: (optional-see instructions)	The purpose of this Corporation shall be:
6. Names, Address and Signature of Incorporator: (attach additional page if there is more than 1 incorporator)	IAN GRANT Name 6-260 EAST ESPLANADE, NORTH VANCOUVER, BC V7L 1A3 Address / City / State / Zip Code Signature: I Grant
7. Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation. The Corporation Trust Company of Nevada By: [signature] 12/04/2003 Authorized Signature of R.A. or On Behalf of R.A. Company / Date JACK CASKEY, ASST VP

This form must be accompanied by appropriate fees. See attached fee schedule.

Nevada Secretary of State Form 78 ARTICLES 2003
Revised on: 09/29/03

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